Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1) Registration Statement (Form S-8 No. 333-219030) pertaining to the 2017 Equity Incentive Plan and Blue Apron Holdings, Inc. 2012 Equity Incentive Plan,

(2) Registration Statement (Form S-8 No. 333-224659) pertaining to the 2017 Equity Incentive Plan,

(3) Registration Statement (Form S-8 No. 333-231139) pertaining to the 2017 Equity Incentive Plan,

(4) Registration Statement (Form S-8 No. 333-236496) pertaining to the 2017 Equity Incentive Plan,

(5) Registration Statement (Form S-8 No. 333-269712) pertaining to the 2017 Equity Incentive Plan,

(6) Registration Statement (Form S-3 No. 333-268200) of Blue Apron Holdings, Inc.,

(7) Registration Statement (Form S-3 No. 333-264329) of Blue Apron Holdings, Inc.,

(8) Registration Statement (Form S-3 No. 333-262170) of Blue Apron Holdings, Inc.,

(9) Registration Statement (Form S-3 No. 333-261607) of Blue Apron Holdings, Inc., and

(10) Registration Statement (Form S-3 No. 333-260263) of Blue Apron Holdings, Inc.;

of our reports dated March 16, 2023, with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting of Blue Apron Holdings, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2022, and the financial statement schedule of Blue Apron Holdings, Inc. included herein.

/s/ Ernst & Young LLP

New York, New York
March 16, 2023